 EXHIBIT 2
                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                                     Three Months Ended
                                                       June 30, 2002

Operating Revenue:
  Operating Revenue                                       $17,553,980

Operating Expenses:
  Fuel Used in Heat and Electric Generation                10,026,918
  Operation Expenses                                        6,989,880
  Maintenance Expenses                                          1,294
  Property, Franchise & Other Taxes                           553,030
  Depreciation, Depletion & Amortization                    3,069,512
Operating Expenses                                         20,640,634
Operating Loss                                             (3,086,654)

Other Income                                                  437,921

Interest Charges                                            2,000,751

Loss Before Income Taxes                                   (4,649,484)

Income Taxes - Current                                     (1,667,290)
Income Taxes - Deferred                                       644,214
                                                           (1,023,076)

Minority Interest in Foreign Subsidiaries                     342,188

Net Loss                                                  ($3,284,220)
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